UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2006

Tweeter Home Entertainment Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Pequot Way, Canton, Massachusetts		02021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 830-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2006, Tweeter Home Entertainment Group, Inc. (the "Company") appointed Gregory M. Hunt, age 49, to serve as Senior Vice President and Chief Financial Officer. Mr. Hunt has been employed for the past three years as Co-Chief Executive Officer, Director and Chief Financial Officer of Syratech Corporation. For the three years prior to that Mr. Hunt served as Senior Vice President and Chief Financial Officer of NRT Incorporated. Mr. Hunt has also held the position of Vice President and Chief Financial Officer with Culligan Water Technologies, Inc., Astrum International Corporation, and Auburndale Properties, Inc. Mr. Hunt began his career as an auditor with Price Waterhouse and went on to earn a CPA designation.

Under the terms of the employment agreement between the Company and Mr. Hunt, the Company will pay Mr. Hunt a base annual salary of $350,000. Mr. Hunt will also be entitled to an employment commencement bonus of $25,000. The agreement is for an initial three-year term and will be renewed automatically for successive one-year terms unless either party gives notice to the other at least 60 days prior to the expiration of any such term of such party’s intent not to renew. Effective August 1, 2006, the Company will grant to Mr. Hunt an option to purchase up to one hundred thousand shares of the Company’s common stock under the Company’s 2004 Long Term Incentive Plan, with vesting with respect to 25% of the shares on the grant date and an additional 25% on each of the first three anniversaries of the grant date.

Under the terms of the employment agreement, Mr. Hunt will be entitled to receive a severance payment equal to one year’s base salary if the Company terminates his employment without "Cause" (as defined in the employment agreement) or fails to renew his employment at the end of the-then current term, or if Mr. Hunt resigns for "Good Reason" (as defined in the employment agreement). Mr. Hunt will be entitled to an additional year’s vesting of shares subject to his initial option grant if, prior to the second anniversary of his employment, the Company terminates his employment without Cause or if Mr. Hunt resigns for Good Reason. In addition, in the event of a change in the members of the Board of Directors of the Company constituting a majority of the entire Board, where such change was not approved by two-thirds of the incumbent directors or by a nominating committee consisting of incumbent directors, Mr. Hunt will be entitled to full vesting of the shares subject to his initial option grant.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated June 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tweeter Home Entertainment Group, Inc.

June 27, 2006	By:	/s/ Joseph G. McGuire

Name: Joseph G. McGuire
Title: President/Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 27, 2006.